EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 28, 2004, except for the stock split described in Note 1, which is as of July 30, 2004, relating to the financial statements and financial statement schedule of eCOST.com, Inc., which appear in its Registration Statement on Form S-1 (No. 333-115199).

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

August 31, 2004